                                    BY-LAWS
                                      OF
                          ROCHESTER PORTFOLIO SERIES

References in these By-Laws to the Investment Company Act of 1940 (the
"Investment Company Act"), as amended, are references to the Investment
Company Act and to any successor provisions of law.  These By-Laws are intended to supplement the provisions of the Investment Company Act and shall be interpreted to be consistent with it.  In the case of any inconsistency, the provisions of the Investment Company Act shall prevail.  This Preliminary
Note is part of the By-Laws.

                                   ARTICLE 1

            Agreement and Declaration of Trust and Principal Office

     1.1 Agreement and Declaration of Trust.  These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect
(the "Declaration of Trust") of the Massachusetts business trust established by the Declaration of Trust (the "Trust").  In the case of any inconsistency between these By-Laws and the Declaration of Trust, the provisions of the
Declaration of Trust shall prevail.

     1.2  Principal  Office of the  Trust.  The  principal  office of the Trust shall be located in Rochester, New York.

                                   ARTICLE 2

                             Meetings of Trustees

     2.1 Regular Meetings.  Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

     2.2 Special Meetings.  Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President or the Treasurer or by two or
more Trustees, sufficient notice being given to each Trustee by the Secretary or Assistant Secretary or by the officer or the Trustees calling the meeting.

     2.3 Notice of Special Meetings.  It shall be sufficient notice to a
Trustee of a special meeting to send notice by mail at least forty-eight hours, or by telegram, at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a special meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     2.4 Quorum.  At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     2.5 Unanimous Written Consent.  Any action required or permitted by the
Trustees or any Committees thereof, may be taken without a meeting, if all
Trustees or members of the Committee consent in writing.  The resolution and the Written Consent thereto by the Trustees or members of a Committee shall be filed with the minutes of the proceedings of the Trustees or Committee.

     2.6 Powers.  The Board of Trustees shall have the management and control of the affairs and business of the Trust. In addition to such powers as may be granted to the Trustees under the Agreement and Declaration of Trust, the
Trustees shall have the power and authority to establish, from time to time, a minimum total investment for shareholders, and to require redemption of the shares of any shareholder whose investment is less than such minimum.  No such redemption shall be effected unless the Trust has given the shareholder at least thirty (30) days' notice of its intention to redeem the shares, and an opportunity to purchase a sufficient number of additional shares to bring the aggregate current value of his/her shares to the minimum total investment amount. Upon redemption of shares pursuant to this Section, the Trust shall promptly cause payment of the full redemption price, in any permissible form, to be made to the holder of shares so redeemed. (Amended 10/28/93)

                                   ARTICLE 3

                                   Officers

     3.1 Enumeration: Qualification.  The officers of the Trust shall be a
President, a Vice President, a Treasurer, a Secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The President shall be a Trustee and may, but need not be, a shareholder; and any other officer may, but need not be, a
Trustee or a shareholder. Any two or more offices may be held by the same person.

    3.2 Election.  The President, the Vice President, the Treasurer and the
Secretary shall be elected by the Trustees upon the occurrence of any vacancy in any such office. Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any such other office may be filled at any time.

    3.3 Tenure.  The President, the Vice President, the Treasurer and the
Secretary shall hold office in each case until he or she dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

    3.4 Powers.  Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the
Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

    3.5 President: Vice President.  Unless the Trustees otherwise provide, the President, or if there is none or in the absence of the President, the
Vice President shall preside at all meetings of the shareholders and of the
Trustees. Unless the Trustees otherwise provide, the President shall be the
Chief Executive Officer.

    3.6 Treasurer.  Unless the Trustees shall provide otherwise, the
Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust subject and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

    3.7 Secretary.  The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the shareholders or Trustees, an
Assistant Secretary, or if there be none, or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

    3.8 Resignations and Removals.  Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the
President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                   ARTICLE 4

                                  Committees

    4.1 Quorum: Voting.  A majority of the members of any Committee of the
Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE 5

                                    Reports

    5.1 General.  The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law.
Officers and Committees shall render such additional reports as they may deem desirable or as may, from time to time, be required by the Trustees.

                                   ARTICLE 6

                                  Fiscal Year

    6.1 General.  Except as from time to time otherwise provided by the
Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and subsequent fiscal years shall end on such date in subsequent years.

                                   ARTICLE 7

                                     Seal

    7.1 General.  The seal of the Trust shall be circular in form and contain the word "Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE 8

                              Execution of Papers

    8.1 General.  Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, the Vice President, or the Treasurer and need not bear the seal of the Trust.

                                   ARTICLE 9

                   Issuance of Shares and Share Certificates

    9.1 Sale of Shares.  Except as otherwise determined by the Trustees, the
Trust will issue and sell for cash or securities from time to time, full and fractional shares of its shares of beneficial interest, such shares to be issued and sold at a price of not less than the par value per share, if any, and not less than the net asset value per share as from time to time determined in accordance with the Declaration of Trust, these By-Laws and the
Investment Company act and the rules and regulations thereunder, and, in the case of fractional shares, at a proportionate reduction in such price. In the case of shares sold for securities, such securities shall be valued in accordance with the provisions for determining the value of the assets of the
Trust as stated in the Declaration of Trust and these By-Laws. The officers of the Trust are severally authorized to take all such actions as may be necessary or desirable to carry out this Section 9.1.

    9.2 Share Certificates.  In lieu of issuing certificates for shares, the
 Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders or such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms thereof.

The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent or a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificates shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

    9.3 Loss of Certificates.  The transfer agent of the Trust, with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for the shares of the Trust which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non-receipt and of an indemnity agreement executed by the registered holder or his legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents as may be approved by the Trustees.

    9.4 Issuance of New Certificate to Pledgee.  A pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder and entitled to vote thereon.

    9.5 Discontinuance of Issuance of Certificates.  The Trustees may at any
time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                                  ARTICLE 10

          Provisions Relating to the Conduct of the Trust's Business

    10.1 Certain Definitions.  When used herein the following words shall have the following meanings: "Distributor" shall mean any one or more corporations, firms or associations which have distributor's or principal underwriter's contracts in effect with the Trust providing that redeemable shares issued by the Trust shall be offered and sold by such Distributor.
"Manager" shall mean any corporation, firm or association which may at the time have an advisory or management contract with the Trust.

    10.2 Limitations on Dealings with Officers or Trustees.  The Trust will not lend any of its assets to the Distributor or Manager or to any officer or director of the Distributor or Manager or any officer or Trustee of the
Trust, and shall not permit any officer or Trustee or any officer or director of the Distributor or Manager to deal for or on behalf of the Trust with himself or herself as principal or agent, or with any partnership, association or corporation in which he or she has a financial interest;
provided that the foregoing provisions shall not prevent (a) officers and
Trustees of the Trust or officers and directors of the Distributor or Manager from buying, holding or selling shares in the Trust or from being partners, officers or directors of or otherwise financially interested in the
Distributor or the Manager; (b) purchases or sales of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act, or any rule or regulation thereunder, and if such transaction does not involve any commission or profit to any security dealer who is, or one or more of whose partners, shareholders, officers or directors is an officer or Trustee of the Trust or an officer or director of the Distributor or Manager; (c) employment of legal counsel, registrar, transfer agent, shareholder, servicing agent, dividend disbursing agent or custodian who is, or has a partner, shareholder, officer or director who is, an officer or Trustee of the Trust or an officer or director of the Distributor or Manager; (d) sharing statistical research, legal and management expenses and office expenses with any other investment company in which an officer or Trustee of the Trust or an officer or director of the Distributor or Manager is an officer or director or otherwise financially interested to the extent permitted by the Investment Company Act.

    10.3  Securities and Cash of the Trust to Be Held By Custodian Subject to
Certain Terms and Conditions.

(a)   All securities and cash owned by the Trust shall be held by or deposited with one or more banks or trust companies having (according to its last published report) not less than $5,000,000 aggregate capital, surplus and undivided profits (any such bank or trust company being hereby designated as "Custodian"), provided such a Custodian can be found ready and willing to act; subject to such rules, regulations and orders, if any, as the Securities and Exchange Commission may
      adopt, the Trust may, or may permit any Custodian to, deposit all or any part of the securities owned by the Trust in a system for the central handling of securities to which all securities of any particular class or series of any issue deposited within the system may be transferred or pledged by bookkeeping entry, without physical delivery. The Custodian may appoint, subject to the approval of the
      Trustees, one or more sub custodians.

(b)   The Trust shall enter into a written contract with each Custodian regarding the powers, duties and compensation of such Custodian with respect to the cash and securities of the Trust held by such Custodian.
      Said contract and all amendments thereto shall be approved by the
      Trustees.

(c)   The Trust shall upon the resignation or inability to serve of any
      Custodian or upon change of any Custodian:

(i)   in case of such resignation or inability to serve, use its best efforts to obtain a successor Custodian;
(ii)  require that the cash and securities owned by the Trust be delivered directly to the successor Custodian; and
      (iii)       in the event that no successor Custodian can be found,
            submit to the shareholders before permitting delivery of the cash and securities owned by the Trust otherwise than to a successor Custodian, the question whether the Trust shall be liquidated or shall function without a Custodian.

    10.4  Reports to  Shareholders.  The Trust  shall send to each  shareholder of record at least  semi-annually  a statement  of the  condition  of the Trust and of the results of its  operations  containing all  information  required by applicable laws or regulations.

    10.5 Determination of Net Asset Value Per Share.  Net asset value per share of each class or series of the Trust shall mean: (i) the value of all the assets properly allocable to such class or series; (ii) less total liabilities properly allocable to such class or series; (iii) divided by the number of shares of such class outstanding, in each case at the time of each determination. Except as otherwise determined by the Trustees, the net asset value per share of each class shall be determined no less frequently than once daily, Monday through Friday, on days on which the New York Stock
Exchange is open for trading, at such time or times that the Trustees set at least annually.

    In valuing the portfolio investments of any class or series of shares for the determination of the net asset value per share of such class or series, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Trustees or the person designated by the Trustees to make the determination, most nearly represent the market value of such securities, and other securities and assets shall be valued at their fair market value as determined by or pursuant to the direction of the
Trustees, which in the case of debt obligations, commercial paper and repurchase agreements may, but need not, be on the basis of yields for securities of comparable maturity, quality and type or on the basis of amortized cost. Expenses and liabilities of the Trust shall be accrued each day.  Liabilities may include such reserves for taxes, estimated accrued expenses and contingencies as the Trustees or their designates may in their sole discretion deem fair and reasonable under the circumstances.

                                  ARTICLE 11

                                 Shareholders

    11.1 Meetings.  A meeting of the shareholders shall be called by the
Secretary whenever ordered by the Trustees, the Chairman of the Trustees or requested in writing by the holders of at least one-tenth of the outstanding shares entitled to vote at such meeting. If the Secretary, when so ordered or requested, refuses or neglects for more than two days to call such meeting, the Trustees, Chairman of the Trustees or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

    11.2 Access to Shareholder List.  Shareholders of record may apply to the
Trustees for assistance in communicating with other shareholders for the purpose of calling a meeting in order to vote upon the question of removal of a Trustee. When ten or more shareholders of record who have been such for at least six months preceding the date of application and who hold in the aggregate shares having a net asset value of at least $25,000 so apply, the
Trustees shall within five business days either:

(i)   afford to such applicants access to a list of names and addresses of all shareholders as recorded on the books of the Trust; or

      (ii)  inform such applicants of the approximate number of shareholders of record and the approximate cost of mailing material to them, and, within a reasonable time thereafter, mail, at the applicant's expense, materials submitted by the applicants, to all such shareholders of record. The Trustees shall not be obligated to mail materials which they believe to be misleading or in violation of applicable law.

    11.3 Record Dates.  For the purposes of determining the shareholders of any class or series of shares of the Trust who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of shareholders or more than 60 days before the date of payment or any dividend or of any other distribution, as the record date for determining the shareholders of such class or series having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

                                     ARTICLE 12

                               Amendments to By-Laws

    12.1 General.  These By-Laws may be amended or repealed in whole or in part, by a majority the Trustees then in office at any meeting of the
Trustees, or by one or more writings signed by such a majority.